UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
----------------------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 15, 2011

WASHINGTON TRUST BANCORP, INC.
-----------------------------
(Exact Name of Registrant as Specified in Charter)

Rhode Island	001-32991	05-0404671
--------------------	--------------------	--------------------
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

23 Broad Street, Westerly, Rhode Island 02891
------------------------------------------------------------
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (401) 348-1200

Former name or address, if changed from last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05    Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On December 15, 2011, the Board of Directors of Washington Trust Bancorp, Inc. (the “Corporation”), which annually reviews the Corporation's Code of Ethics and Standards of Personal Conduct (the “Code”), adopted an amended and restated Code. The amended and restated Code, in addition to reflecting a number of non-substantive changes intended to simplify the manner in which information is presented in the Code, (i) clarifies the employee reporting process; (ii) incorporates the Corporation's existing whistleblower policy; and (iii) affirms the Corporation's commitment to providing its shareholders with complete and accurate information about its financial condition and results of operations as required by the securities laws of the United States. The amendments to the Code did not result in any waiver, explicit or implicit, of any provision of the Corporation's previous Code.
The foregoing summary of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, a copy of which is filed as Exhibit 14.1 to this current report on Form 8-K and incorporated herein by reference. A copy of the Code is also posted on the Corporation's website, www.washtrust.com, under “Investor Relations.”

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Exhibit

	14.1	Code of Ethics and Standards of Personal Conduct*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
Date: December 15, 2011	By:	/s/ David V. Devault
David V. Devault
Senior Executive Vice President, Secretary and Chief Financial Officer